SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR
                   (g) OF THE SECURITIES EXCHANGE ACT OF 1934

                             Bovie Medical Corporation
                             -------------------------

                  (Exact name of registrant as specified in its charter)


                 Delaware                                 No.11-2644611
                 --------                                 -------------
         (State of incorporation or              (I.R.S. Employer Identification
               organization)                                   No.)

      734 Walt Whitman Road, Melville, N.Y.                   11747
      -------------------------------------                   -----
      (Address of principal executive offices)              (Zip Code)



Securities to be registered pursuant to Section 12(b) of the Act:


Title of each class            Name of each exchange on which
to be so registered            each class is to be registered

Common Stock                     American Stock Exchange


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box [X]


If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box.[ ]

Securities Act registration statement file number to which this form relates:
N/A (if applicable)
---

Securities to be registered pursuant to Section 12(g) of the Act:

                      -------------------------------------
                                (Title of class)


                      -------------------------------------
                                (Title of class)


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.
Common Stock of Bovie Medical Corporation ("Registrant")


General

The authorized capital stock of registrant consists of 40,000,000 shares of common stock, par value $.001 per share. The holders of the shares of common stock (i) have equal ratable rights to dividends from funds legally available therefor, when as and if declared by the board of directors of registrant ; (ii) are entitled to shares ratably in all the assets of registrant available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of registrant, (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions applicable thereto. Such shares are entitled to one vote per share in all matters which the shareholders are entitled to vote upon at all meetings of shareholders

Non-Cumulative Voting

The holders of shares of common stock of registrant do not have a cumulative voting right which means that the holders of more than 50% of the outstanding shares of common stock can elect all of the directors to be elected and thus the holders of the remaining shares will not be able to elect any of Registrant's directors.



ITEM 2. EXHIBITS.

                                      NONE


                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Bovie Medical Corporation
-------------------------
Date November 3, 2003
---------------------

By S/ Andrew Makrides
     ----------------
  Andrew Makrides, President
  *  Print the name and title of the signing officer under his signature.


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